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                                                                    EXHIBIT 10.2

                  FIRST AMENDMENT TO POWER PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO POWER PURCHASE AGREEMENT (the "Amendment"), made and entered into as of the 17th day of September 1990, by and between Cogen Technologies Linden Venture, L.P. ("Seller"), and Consolidated Edison Company of New York, Inc. ("Buyer"), constitutes an amendment to the Power Purchase Agreement, dated April 14, 1989 (the "Agreement"), between Buyer and Cogen Technologies, Inc., as assigned to Seller by Cogen Technologies Linden, Ltd., assignee of Cogen Technologies, Inc.

                             W I T N E S S E T H :

         WHEREAS, Buyer and Cogen Technologies, Inc. previously entered into the Agreement for the purchase by Buyer of the capacity and energy to be produced by a gas-fired cogeneration plant and appurtenant facilities to be constructed in Linden, New Jersey (the "Plant");

         WHEREAS, Cogen Technologies, Inc. assigned all of its rights, titles and interest in, to and under the Agreement to Cogen Technologies Linden, Ltd. and Cogen Technologies Linden, Ltd. assumed all of the liabilities and obligations of Cogen Technologies, Inc. under the Agreement, which assignment and assumption became effective, with Buyer's consent, August 3, 1989;
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         WHEREAS, Cogen Technologies Linden, Ltd. assigned all of its rights, titles and interests in, to and under the Agreement to Seller and Seller assumed all of the liabilities and obligations of Cogen Technologies Linden, Ltd. under the Agreement, which assignment and assumption became effective, with Buyer's consent, December 22, 1989;

         WHEREAS, the effectiveness of the Agreement was made subject to the approval of the Agreement by the New York Public Service Commission (the "PSC") and its authorization for the recovery by Buyer from its ratepayers of all payments made by Buyer under the Agreement through Buyer's fuel adjustment clause;

         WHEREAS, by Letter-Order dated and effective September 12, 1989 (the "Order"), the PSC approved the Agreement for the recovery by Buyer from its ratepayers of all direct purchase costs incurred by Buyer pursuant to the Agreement through Buyer's fuel adjustment clause subject to certain modifications to the Agreement and other conditions as set forth in the order; and

         WHEREAS, pursuant to the terms of Article 2.3 of the Agreement which, in pertinent part, provides that the Agreement shall become effective only upon the written agreement of the parties to accept all conditions imposed by the PSC upon its authorization of full recovery by Buyer, through its fuel

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adjustment clause, of payments made by Buyer to Seller under the Agreement,
Buyer and Seller desire to amend the Agreement to incorporate therein all of the changes and conditions set forth in the PSC's Order;

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants hereinafter set forth, Buyer and Seller agree to amend the Agreement as follows:

         FIRST. Subject to approval or acceptance by the PSC of this Amendment, the parties hereby accept the conditions imposed by the PSC upon its authorization of full recovery by Buyer, through its fuel adjustment clause, of payments made by Buyer to Seller under the Agreement, as set forth in the PSC's September 12, 1989 Order.

         SECOND. Article 5.1 is deleted in its entirety and replaced with the following:

         "5.1 Letter of Credit.

              (A) On or before July 1 following the Date of Initial Commercial Operation, and on or before July 1 in each year thereafter, Seller shall provide Buyer with security in the form of an irrevocable letter of credit in an amount equal to the lesser of (1) the amount set forth in Appendix C for the year preceding the year in which the security is

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         posted (based on the year in which the Date of Initial Commercial
         Operation occurs), or (2) the excess, as of December 31 of the preceding year, of the Present Worth of payments due by Buyer to Seller for Deliveries and curtailed kWh subject to pricing under Article 4.5 over the Present Worth of LRAC, plus cumulative interest accruing at an annual rate of eleven percent (11%) from the Date of Initial Commercial Operation on the outstanding balance of any such excess. The amounts set forth in Appendix C shall not be subject to escalation or subsequent adjustment. Upon termination of this Agreement prior to its expiration by reason of Seller's breach of this Agreement or Seller's termination under Article 12.3(B), Buyer shall have the right to retain the amounts secured by the letter of credit only to the extent that the Present Worth of payments by Buyer to Seller for Deliveries and curtailed kWh subject to pricing under Article 4.5 is greater, as of the date of termination, than the Present Worth of LRAC as of such date,

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         plus cumulative interest accruing at an annual rate of eleven percent
         (11%) from the Date of Initial Commercial Operation to the date of termination on the outstanding balance of any such excess.

                (B) For purposes of Article 5.1(A):

                  (1) The term "LRAC" means the Buyer's long run avoided costs of energy and capacity at the time of any Deliveries or curtailment periods subject to pricing under Article 4.5 calculated using:

                        (a) Buyer's avoided capacity cost projections for On-Peak Periods as shown in Appendix B; and

                        (b) Buyer's actual avoided energy costs for the On-Peak Periods and Off-Peak Periods, based upon a tariff then in effect designed to reflect the then current avoided energy costs or PSC-approved data reflecting the then current avoided energy costs if such data is more current than the tariff or if the tariff is not in effect.

                  (2) The term "Present Worth" means the cumulative present worth as calculated to

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         the Date of Initial Commercial Operation using an eleven percent (11%)
         discount rate.

                  (3) The term "Present Worth of LRAC" means the cumulative present worth of LRAC as calculated to the Date of Initial Commercial operation using an eleven percent (11%) discount rate based upon Deliveries and curtailed.kWh subject to pricing under Article 4.5 and reflecting the difference between avoided cost rates for On-Peak Periods and Off-Peak Periods."

         THIRD. The first sentence of Article 14.1 of the Agreement is deleted and replaced with the following sentence: "Upon the occurrence of any one of the following events, Buyer may terminate this Agreement, upon written notice to Seller within sixty (60) days of the occurrence of such event, without any further obligation or liability of one party to the other, except as provided in
Article 14.2:"

         FOURTH. Appendix C of the Agreement is deleted in its entirety and replaced with Attachment A to this Amendment.

         FIFTH. Seller shall, at least 30 days prior to the Initial Delivery Date, certify to Buyer that Seller has, in full

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satisfaction of the condition imposed by the PSC upon its approval of the
Agreement, filed with the PSC all appropriate environmental permits.

        SIXTH. All terms and conditions of the Agreement not expressly amended herein shall remain in full force and effect.

        SEVENTH. Buyer and Seller acknowledge that this Amendment is subject to approval or acceptance by the PSC. Upon execution of this Amendment, Buyer shall promptly submit this Amendment to the PSC for approval or acceptance. If the PSC, in approving or accepting this Amendment, requires any change to this Amendment and/or imposes any condition upon such approval or acceptance, either party may petition the PSC for rehearing of such requirement and/or condition. If neither party petitions the PSC for rehearing within thirty (30) days, or upon a final PSC determination of a petition for rehearing, the parties shall promptly execute an amendment to this Amendment evidencing their acceptance of any change and/or condition imposed by the PSC and Buyer shall, if necessary, resubmit this Amendment, as so amended, to the PSC for approval or acceptance.

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         IN WITNESS WHEREOF the Buyer and Seller have caused this Amendment be executed by their proper officers thereunto duly authorized as of the date first written above.

CONSOLIDATED EDISON COMPANY        COGEN TECHNOLOGIES LINDEN
OF NEW YORK, INC.                  VENTURE, L.P.
                                   By:  Cogen Technologies Linden
                                        Ltd., its General Partner
                                   By:  Cogen Technologies, Inc.,
                                        its General Partner

By:   /s/ William A. Harkins       By:   /s/ Robert C. McNair
    --------------------------        --------------------------------
Name: William A. Harkins           Name: Robert C. McNair
Title: Vice President              Title: President

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